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                                                                   EXHIBIT 99.17

EQUITY ONE 2005-4 - BREAKEVEN ANALYSIS - M2
DECLARATION


Settle                          8/25/2005
First Payment                   9/25/2005

                           Class M2


                      FORWARD LIBOR
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
                            Default                      4204 SDA                3239 SDA             3580 SDA              2828 SDA
                 WAL for Princ Pmts                          8.50                    9.62                13.66                 15.36
Total Collat Loss (Collat Maturity)                        16.66%                  17.11%               19.90%                20.89%
                             Prepay              100 PricingSpeed        100 PricingSpeed      65 PricingSpeed       65 PricingSpeed
                      Loss Severity                           45%                     55%                  45%                   55%

             FORWARD LIBOR + 200BPS

                            Default                     3325 SDA                 2590 SDA             2860 SDA              2287 SDA
                 WAL for Princ Pmts                         9.36                    10.27                15.08                 16.36
Total Collat Loss (Collat Maturity)                       14.26%                   14.55%               17.23%                18.00%
                             Prepay             100 PricingSpeed         100 PricingSpeed      65 PricingSpeed       65 PricingSpeed
                      Loss Severity                          45%                      55%                  45%                   55%
                  Servicer Advances                         100%
                    Liquidation Lag                           12
                           Triggers                         FAIL
                Optional Redemption                     Call (N)

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